                                                                Exhibit (4)(iii)

                                                                       Rev. 9/98

     UNLESS THIS SUBORDINATED NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE BANK OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SUBORDINATED NOTE ISSUED UPON REGISTRATION OR TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS SUBORDINATED NOTE IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     IF THIS SUBORDINATED NOTE IS ISSUED WITH "ORIGINAL ISSUE DISCOUNT" FOR PURPOSES OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THE FOLLOWING SHALL BE COMPLETED: THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR PURPOSES OF APPLYING SECTIONS 1272, 1273 AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED, TO THIS SUBORDINATED NOTE. THE ISSUE DATE OF THIS SUBORDINATED NOTE IS _______________. THE ISSUE PRICE OF THIS SUBORDINATED
NOTE IS _____% OF ITS PRINCIPAL AMOUNT. THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS SUBORDINATED NOTE IS $______________ PER $1,000 OF THE INITIAL PRINCIPAL AMOUNT, THE YIELD TO MATURITY IS _____%, AND THE AMOUNT OF THE ORIGINAL ISSUE DISCOUNT ALLOCABLE TO THE INITIAL SHORT ACCRUAL PERIOD, IF ANY, IS $_________ PER $1,000 OF THE INITIAL PRINCIPAL AMOUNT, DETERMINED ON THE BASIS OF THE EXACT METHOD.

No. SUB FXR-______________                               REGISTERED
CUSIP NO.: ________________________



                           THE NORTHERN TRUST COMPANY

                         GLOBAL SUBORDINATED BANK NOTE
                                  (Fixed Rate)

                                          PRINCIPAL AMOUNT:
ORIGINAL ISSUE DATE:

INTEREST RATE:  _______%                  MATURITY DATE:

INTEREST PAYMENT                          REGULAR RECORD DATES (If
DATES:                                    other than the April 1 or
                                          October 1, prior to each
                                          Interest Payment Date):

INITIAL REDEMPTION DATE:                  INITIAL REDEMPTION
                                          PERCENTAGE:

ANNUAL REDEMPTION
PERCENTAGE REDUCTION:

ORIGINAL ISSUE                         OID AMOUNT:
DISCOUNT NOTE:

     Yes:_____  No:_____

OTHER PROVISIONS:

     The Northern Trust Company, an Illinois banking corporation (the "Bank"), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal amount specified on the face hereof in United States Dollars on the Maturity Date specified above and to pay interest thereon from the Original Issue Date specified above or from the most recent interest payment date to which interest on this Subordinated Note (or any predecessor Subordinated Note) has been paid or duly provided for, semi-annually on April 15 and October 15 of each year (unless otherwise specified on the face hereof) (each, an "Interest Payment Date") and at maturity or upon earlier redemption, if applicable, commencing on the first Interest Payment Date next succeeding the Original Issue Date (or, if the Original Issue Date is between a Regular Record Date and the Interest Payment Date immediately following such Regular Record Date, on the second Interest Payment Date following the Original Issue Date), at the Interest Rate per annum specified above, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at such Interest Rate on any overdue principal and premium, if any, and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name this Subordinated Note (or any predecessor Subordinated Note) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 1 and October 1 (whether or not a Business Day (as defined below)), as the case may be, next preceding the applicable Interest Payment Date (unless otherwise specified on the face hereof); provided, however, that interest payable at maturity or upon earlier redemption, if applicable, will be payable to the person to whom principal shall be payable. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the holder on such Regular Record Date and may either be paid to the person in whose name this Subordinated Note (or any predecessor Subordinated Note) is registered at the close of business on a special record date for the payment of such defaulted interest (the "Special Record Date") to be fixed by the Bank, notice of which shall be given to the holders of Subordinated

Notes not less than 10 calendar days prior to such Special Record Date, or be paid at any time in any other lawful manner.

     Payment of principal of, and premium, if any, and interest on, this Subordinated Note will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The Bank will at all times appoint and maintain a paying agent (the "Paying Agent") authorized by the Bank to pay the principal of, and premium, if any, and interest on, this Subordinated Note on behalf of the Bank and having an office or agency (the "Paying Agent Office") in The City of New York or the City of Chicago, Illinois (the "Place of Payment"), where this Subordinated Note may be presented or surrendered for payment and where notices, designations or requests in respect of payments with respect to this Subordinated Note may be served. The Bank has initially appointed itself as the Paying Agent, with the Paying Agent Office currently located at 50 South LaSalle Street (Level BB-A), Chicago, Illinois 60675, Attention: Securities Services.

     THIS SUBORDINATED NOTE IS A DIRECT, UNCONDITIONAL AND UNSECURED GENERAL OBLIGATION OF THE BANK, DOES NOT EVIDENCE A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THIS SUBORDINATED NOTE IS SUBORDINATE TO THE CLAIMS OF DEPOSITORS AND GENERAL CREDITORS OF THE BANK.

     Payment of the principal of, and premium, if any, and interest on, this Subordinated Note due at maturity or upon earlier redemption, if applicable, will be made in immediately available funds upon presentation and surrender of this Subordinated Note to the Paying Agent at the Paying Agent Office in the Place of Payment; provided that this Subordinated Note is presented to the Paying Agent in time for the Paying Agent to make such payment in accordance with its normal procedures. Payments of interest on this Subordinated Note (other than at maturity or upon earlier redemption) will be made by wire transfer to such account as has been appropriately designated to the Paying Agent by the person entitled to such payments.

     This Subordinated Note is one of a duly authorized issue of Subordinated Bank Notes due from five to fifteen years from date of issue of the Bank (herein called the "Subordinated Notes").

     Payments of interest hereon on any Interest Payment Date will include interest accrued to, but excluding, such Interest Payment Date. Interest hereon shall be computed on the basis of a 360-day year of twelve 30-day months.

     If any Interest Payment Date, Maturity Date or date of earlier redemption of this Subordinated Note falls on a day which is not a Business Day, the related payment of principal, premium, if any, or interest shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment were due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Maturity Date or date of earlier redemption, as the case may be. "Business Day" means any day that is not a Saturday or Sunday and that is not a day on which banking institutions in The City of New York or the City of Chicago, Illinois generally are authorized or obligated by law or executive order to close.

     The indebtedness of the Bank evidenced by this Subordinated Note, including principal and interest, is unsecured and subordinate and junior in right of payment to the Bank's obligations to its depositors, its obligations under bankers' acceptances and letters of credit, and its obligations to its other creditors (including any obligations to any Federal Reserve Bank and the Federal Deposit Insurance Corporation), whether now outstanding or hereafter incurred, other than any obligations which rank on a parity with, or junior to, the Subordinated Notes. In the event of any insolvency proceeding, receivership, conservatorship, reorganization, readjustment of debt, marshalling of assets and liabilities or similar proceedings or any liquidation or winding-up of the Bank, whether voluntary or involuntary, all such obligations (except obligations which rank on a parity with, or junior to, the Subordinated Notes) shall be entitled to be paid in full before any payment shall be made on account of the principal of, or interest on, the Subordinated Notes. In the event of any such proceeding, after payment in full of all sums owing with respect to such prior obligations, the holders of the Subordinated Notes, together with the holders of any obligations of the Bank ranking on a parity with the Subordinated Notes, shall be entitled to be paid, from the remaining assets of the Bank, the unpaid principal of, and the unpaid interest on, the Subordinated Notes or such other obligations before any payment or other distribution, whether in cash, property, or otherwise, shall be made on account of any capital stock or any obligations of the Bank ranking junior to the Subordinated Notes.

     The Subordinated Notes shall rank on a parity with the $100,000,000 aggregate principal amount of 6.5% Subordinated Notes due 2003 issued by the Bank in 1993, and such other obligations which may be issued by the Bank which are specifically designated as ranking on a parity with the Subordinated Notes by express provision in the instruments creating or evidencing such obligations.

     This Subordinated Note will not be subject to any sinking fund. If so provided on the face of this Subordinated Note and subject to the approval of the Federal Reserve Bank of Chicago, this Subordinated Note may be redeemed by the Bank on and after the Initial Redemption Date, if any, specified on the face hereof. If no Initial Redemption Date is specified on the face hereof, this Subordinated Note may not be redeemed prior to the Maturity Date. On and after the Initial Redemption Date, if any, and subject to the approval of the Federal Reserve Bank of Chicago, this Subordinated Note may be redeemed at any time either in whole or in part from time to time in increments of $1,000 (provided that any remaining principal amount hereof shall be at least $250,000) at the option of the Bank at the applicable Redemption Price (as defined below), together with accrued and unpaid interest hereon at the applicable rate borne by this Subordinated Note to the date of redemption (each such date, a "Redemption Date"), on written notice given not more than 60 nor less than 30 calendar days prior to the Redemption Date by the Bank to the registered holder hereof. Whenever less than all the Subordinated Notes at any time outstanding are to be redeemed, the terms of the Subordinated Notes to be so redeemed shall be selected by the Bank. If less than all the Subordinated Notes with identical terms at any time outstanding are to be redeemed, the Subordinated Notes to be so redeemed shall be selected by the Paying Agent by lot or in any usual manner approved by it. In the event of redemption of this Subordinated Note in part only, a new Subordinated Note for the unredeemed portion hereof shall be issued in the name of the holder hereof upon the surrender hereof.

     The "Redemption Price" shall initially be the Initial Redemption Percentage specified on the face hereof of the principal amount of this Subordinated Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date specified on the face hereof by the Annual Redemption Percentage Reduction, if any, specified on the face hereof, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

     This Subordinated Note will not be repayable at the option of the holder hereof prior to maturity.

     If this Subordinated Note is an Original Issue Discount Note and if an Event of Default with respect to this Subordinated Note shall have occurred and be continuing, the Default Amount (as defined hereafter) of this Subordinated Note may be declared due and payable in the manner and with the effect provided herein. The "Default Amount" shall be equal to the adjusted issue price as of the first day of the accrual period as determined under Treasury Regulation
Section 1.1275-1(b) (or successor regulation) under the United States Internal Revenue Code of 1986, as amended, in which the date of acceleration occurs increased by the daily portion of the original issue discount for each day in such accrual period ending on the date of acceleration, as determined under Treasury Regulation Section 1.1275-1(b) (or successor regulation) under the United States Internal Revenue Code of 1986, as amended. Upon payment of (i) the amount of principal or premium, if any, so declared due and payable and (ii) interest on any overdue principal and overdue interest or premium, if any, (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Bank's obligations in respect of the payment of the principal of, and interest or premium, if any, on, this Subordinated Note shall terminate.

     In case any Subordinated Note shall at any time become mutilated, destroyed, lost or stolen and such Subordinated Note or evidence satisfactory to the Bank of the loss, theft or destruction thereof (together with indemnity satisfactory to the Bank and such other documents or proof as may be required in the premises) shall be delivered to the Bank, a new Subordinated Note of like tenor will be issued by the Bank in exchange for the Subordinated Note so mutilated, or in lieu of the Subordinated Note so destroyed or lost or stolen. All expenses and reasonable charges associated with procuring the indemnity referred to above and with the preparation, authentication and delivery of a new Subordinated Note shall be borne by the holder of the Subordinated Note so mutilated, destroyed, lost or stolen. If any Subordinated Note which has matured or is about to mature shall become mutilated, destroyed, lost or stolen, the Bank may, instead of issuing a substitute Subordinated Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Subordinated Note) upon compliance by the holder thereof with the provisions of this paragraph.

     No recourse shall be had for the payment of the principal of, premium, if any, or interest on, this Subordinated Note, for any claim based hereon, or otherwise in respect hereof, against any shareholder, employee, officer or director, as such, past, present or future, of the Bank or of any successor corporation, either directly or through the Bank or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and part of the consideration for the issue hereof, expressly waived and released.

     An "Event of Default" with respect to this Subordinated Note will occur if the Bank shall consent to, or a court or other governmental agency shall enter a decree or order for, the appointment of a receiver or other similar official in any liquidation, insolvency or similar proceeding with respect to the Bank or all or substantially all of its property and, in the case of a decree or order, such decree or order shall have remained in force for a period of 60 days. If an Event of Default shall occur and be continuing, the holder of this Subordinated Note may declare the principal amount of, and accrued interest and premium, if any, on, this Subordinated Note due and payable immediately by written notice to the Bank. Upon such declaration and notice, such principal amount, accrued interest and premium, if any, shall become due and payable seven calendar days after such notice. Any Event of Default with respect to this Subordinated Note may be waived by the holder hereof. No payment may be made on this Subordinated Note in the event of acceleration resulting from an Event of Default without the prior written consent of the Federal Reserve Bank of Chicago. There is no right of acceleration in the case of a default in the payment of principal of, or interest on, this Subordinated Note or in the performance of any other obligation of the Bank under this Subordinated Note or under any other security issued by the Bank.

     No provision of this Subordinated Note shall alter or impair the obligation of the Bank, which is absolute and unconditional, to pay the principal of, and premium, if any, and interest on, this Subordinated Note in U.S. dollars at the times, places and rate herein prescribed.

     The Bank shall cause to be kept at the corporate trust office of the Subordinated Note Registrar designated below a register (the register maintained in such corporate trust office or any other office or agency of the Bank in the Place of Payment herein referred to as the "Subordinated Note Register") in which, subject to such reasonable regulations as it may prescribe, the Bank shall provide for the registration of the Subordinated Notes and of transfers of the Subordinated Notes. The Bank is hereby initially appointed "Subordinated Note Registrar" for the purpose of registering the Subordinated Notes and transfers of the Subordinated Notes as herein provided.

     The transfer of this Subordinated Note is registrable in the Subordinated Note Register, upon surrender of this Subordinated Note for registration of transfer at the office or agency of the Bank in the Place of Payment, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Bank and the Paying Agent duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Subordinated Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. Notwithstanding the foregoing, the Bank shall not be required to register the transfer of any Subordinated

Note that has been called for redemption during a period beginning at the opening of business fifteen calendar days before the day of mailing of a notice of such redemption and ending at the close of business on the day of such mailing.

     No service charge shall be made for any such registration of transfer or exchange, but the Bank may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Subordinated Notes are issuable only in registered form without coupons in minimum denominations of $250,000 and any integral multiple of $1,000 in excess thereof. Each owner of a beneficial interest in this Subordinated Note is required to hold a beneficial interest in $250,000 principal amount or any integral multiple of $1,000 in excess thereof of this Subordinated Note at all times.

     Prior to due presentment of this Subordinated Note for registration of transfer, the Bank, the Paying Agent or any agent of the Bank or the Paying Agent may treat the person in whose name this Subordinated Note is registered as the owner hereof for all purposes, whether or not this Subordinated Note be overdue, and neither the Bank, the Paying Agent nor any such agent shall be affected by notice to the contrary.

     All notices to the Bank under this Subordinated Note shall be in writing and addressed to the Bank at 50 South LaSalle Street (Level BB-A), Chicago, Illinois 60675, Attention: Securities Services, or to such other address of the Bank as the Bank may notify the holders of the Subordinated Notes.

     This Subordinated Note shall be governed by, and construed in accordance with, the laws of the State of Illinois.

     IN WITNESS WHEREOF, the Bank has caused this instrument to be duly executed.


                                    THE NORTHERN TRUST COMPANY



                                    By: ___________________________
                                             Authorized Signatory

                                 ABBREVIATIONS


     The following abbreviations, when used in the inscription on the face of the within Subordinated Note, shall be construed as though they were written out in full according to applicable laws or regulations.


            TEN COM   -   as tenants in common

            TEN ENT   -   as tenants by the entireties

            JT TEN    -   as joint tenants with right of
                          survivorship and not as tenants in common

UNIF GIFT MIN ACT - _______________ Custodian ______________
                         (Cust)                  (Minor)

                       under Uniform Gifts to Minors Act


                           __________________________
                                    (State)

                   Additional abbreviations may also be used
                         though not in the above list.

                                  ASSIGNMENT


     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
_________________________________________________________________________


PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER OF ASSIGNEE


                           _________________________
                          |_________________________|

_________________________________________________________________________
_________________________________________________________________________

                 (Please print or typewrite name and address,
                    including postal zip code, of assignee)

_________________________________________________________________________

the within Subordinated Note and all rights thereunder, and hereby irrevocably constitutes and appoints_________________________________________________
_________________________________________________________________________
_________________________________________________________________________

to transfer said Subordinated Note on the books of the Bank, with full power of substitution in the premises.

Dated:_______________

                                       ________________________________________
                                       Notice: The signature to this assignment must correspond with the name as written upon the face of the within Subordinated
                                       Note in every particular, without
                                       alteration or enlargement or any change
                                       whatsoever.